UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2009

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2009, the Company provided notice to each of its employees at its Glen Allen, Virginia headquarters that it is anticipated that each employee’s employment with the Company will terminate on a specified date in 2009 or a date within 14 days thereafter that the Company may subsequently provide.  The Company made such notice pursuant to the Worker Adjustment and Retraining Notification Act in connection the Company’s plan to terminate the employment of all of the Company’s employees at that location.  The employees that received this notice included the following individuals with the dates indicated on such notices in parentheses: G. William Evans, Executive Vice President and Chief Financial Officer (October 1, 2009), Melissa A. Hill, Executive Vice President of Operations (April 1, 2009) and Christine Vlahcevic, Senior Vice President and Corporate Controller, who is the Company’s Principal Accounting Officer (April 15, 2009).  Because the Company will retain certain individuals to manage the process to liquidate the assets of the Company and its subsidiaries as part of the Chapter 11 proceedings, the Company has not yet finalized the specific date of termination for these individuals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/S/ G. William Evans
G. William Evans
Executive Vice President and Chief Financial Officer

Date:  February 6, 2009